Exhibit 10.2

Execution Version

FORM OF INDIVIDUAL SUBSCRIPTION AGREEMENT

November 3, 2025

Xanadu Quantum Technologies Limited
777 Bay Street, Suite 2902
Toronto, Ontario M5G 2C8

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) among Crane Harbor Acquisition Corp., a Cayman Islands exempted company (“Crane Harbor”), Xanadu Quantum Technologies Limited, a company incorporated under the Business Corporations Act (Ontario) (“Newco” or the “Company”), and Xanadu Quantum Technologies, Inc., a corporation continued under the Business Corporations Act (Ontario) (the “Target”), in connection with that certain Business Combination Agreement by and among Crane Harbor, Newco and the Target, dated as of November 3, 2025 (as it may be amended, restated and/or supplemented from time to time in accordance with its terms, the “Transaction Agreement”), Newco is seeking commitments to purchase subordinate voting shares of Newco (the “Subordinate Voting Shares”), for a purchase price of $10.00 per share (the “Purchase Price”), in a private placement to be conducted by Newco prior to or concurrently with the closing of the Transaction (the “Offering”) in accordance with the terms of the Transaction Agreement. In connection with the consummation of the transactions contemplated by the Transaction Agreement (the “Transaction Closing”), in accordance with the Transaction Agreement, among other matters, (i) Crane Harbor will be continued to the Province of Ontario, Canada and domesticate as an Ontario company existing under the Business Corporations Act (Ontario); (ii) Newco will acquire all of the outstanding shares of Crane Harbor and the Target and, as a result, each issued and outstanding share of Crane Harbor and the Target shall be exchanged for shares of Newco, resulting in Crane Harbor and the Target becoming wholly-owned subsidiaries of Newco; and (iii) the Subordinate Voting Shares of Newco will be listed for trading on each of the Nasdaq Global Market (“Nasdaq”) and the Toronto Stock Exchange. In connection with the Transaction, and in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned subscriber (“Subscriber”), and Newco agree in this subscription agreement (this “Subscription Agreement”) as follows:

1. Subscription.

(a) Subscriber hereby irrevocably subscribes for and agrees to purchase from Newco, and Newco agrees to issue and sell to Subscriber upon payment of the Purchase Price, such number of Subordinate Voting Shares as is set forth on the signature page of this Subscription Agreement (the “Shares”) at the Purchase Price per Share and on the terms and subject to the conditions provided for herein. Subscriber acknowledges and agrees that Newco reserves the right to accept or reject the Subscriber’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by Newco, and the same shall be deemed to be accepted by Newco only when this Subscription Agreement is signed by a duly authorized person by or on behalf of Newco. If this Subscription Agreement is rejected in whole, the Subscriber and each beneficial purchaser, if any, for whom the Subscriber is acting as agent or trustee, understands that any funds, certified cheques, or bank drafts delivered by the Subscriber representing the Purchase Price for the Shares will be promptly returned to the Subscriber without deduction. If this Subscription Agreement is accepted only in part, the Subscriber understands that a cheque representing the portion of the Purchase Price for that portion of its subscription for Shares that is not accepted will be promptly delivered to the Subscriber without deduction.

2. Closing; Delivery of Shares.

(a) The closing of the issuance and sale of the Shares contemplated hereby (the “Closing”, and the date on which the Closing actually occurs, the “Closing Date”) is contingent upon the consummation of the Transaction Closing. The Closing shall occur on the date of the Transaction Closing, at the time set forth in the plan of arrangement for the Transaction included as Exhibit B in the Transaction Agreement.

(b) Newco shall provide written notice (via email) to Subscriber (the “Closing Notice”) that Newco reasonably expects the Transaction Closing to occur on a date specified in the Closing Notice (the “Scheduled Closing Date”) that is not less than seven business days after the date of the Closing Notice, which Closing Notice shall contain Newco’s wire instructions for an escrow account (the “Escrow Account”) established by Newco with a third party escrow agent (the “Escrow Agent”) to be identified in the Closing Notice. At least two business days prior to the Scheduled Closing Date (unless otherwise agreed to in writing by Newco), Subscriber shall deliver to the Escrow Account the aggregate Purchase Price for the Shares subscribed (the “Aggregate Purchase Price”) by wire transfer of United States dollars in immediately available funds. The wire transfer shall identify Subscriber, and unless otherwise agreed by Newco and the Escrow Agent, the funds shall be wired from an account in Subscriber’s name. Upon the Closing, Newco shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to Newco against the issuance of and delivery to Subscriber of the Shares or as Subscriber may direct, free and clear of any liens or other restrictions whatsoever (other than those arising under (i) state or federal securities laws, (ii) the applicable securities laws in each of the provinces and territories of Canada, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket rulings and orders, instruments, rulings and notices of the regulatory authorities in such provinces and territories (“Canadian securities laws”), or (iii) those incurred by Subscriber), in book-entry form as set forth in Section 2(c) below.

(c) Promptly after the Closing, Newco shall deliver (or cause the delivery of) the Shares in book-entry form to Subscriber or as Subscriber may direct with applicable restrictive legends for the number of Shares as set forth on the signature page to Subscriber as indicated on the signature page or to a custodian designated by Subscriber, as applicable, as indicated below.

(d) The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder, and any such termination will occur solely pursuant to Section 8 below. If (i) this Subscription Agreement is terminated prior to the Closing or (ii) the Closing Date does not occur within five business days after the Scheduled Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by Newco and Subscriber, and in either case, and any funds have already been sent by Subscriber to the Escrow Account, Newco shall or shall instruct the Escrow Agent to promptly (but not later than, in the case of the preceding clause (i), two business days of such termination or, in the case of the preceding clause (ii), seven business days after the Scheduled Closing Date specified in the Closing Notice), return the funds delivered by Subscriber for payment of the Shares by wire transfer in immediately available funds to the account specified in writing by Subscriber (provided, that the failure of the Closing Date to occur within such five business day period and the return of the relevant funds shall not relieve Subscriber from its obligations under this Subscription Agreement for a subsequently rescheduled Closing Date determined by Newco in good faith).

(e) Newco shall add to the stated capital account maintained for the Subordinate Voting Shares in the capital of Newco, in accordance with the provisions of subsection 24(3) of the Business Corporations Act (Ontario), an amount equal to the full amount of any consideration received by Newco for the Shares (which amount shall not be greater than that permitted to be added pursuant to such Act).

3. Closing Conditions. In addition to the condition set forth in Section 2(a) above:

(a) The Closing is subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition;

(ii) no governmental authority of competent jurisdiction with respect to the sale of the Shares shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(iii) all material conditions precedent to the Transaction Closing set forth in the Transaction Agreement shall have been satisfied (as determined in good faith by the parties to the Transaction Agreement) or waived by the parties thereto in accordance with the requirements of the Transaction Agreement (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing) and the Transaction Closing shall be scheduled to occur substantially concurrently with or immediately following the Closing (subject to the terms and conditions of Section 2.7 of the Transaction Agreement).

(b) The obligations of Newco to consummate the Closing are also subject to the satisfaction or valid waiver by Newco of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date;

(ii) Subscriber shall have delivered the Purchase Price to the Escrow Agent in compliance with the terms of this Subscription Agreement; and

(iii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) The obligations of Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Newco contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by Newco of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date;

(ii) no amendment, modification or waiver of the Transaction Agreement from and after the date hereof shall have occurred that reasonably would be expected to materially and adversely affect the economic benefits that the Subscriber reasonably would expect to receive under this Subscription Agreement without having received the Subscriber’s prior written consent;

(iii) Newco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iv) except where the failure to so obtain or make would not prevent Newco from consummating the transactions contemplated hereby, including the issuance and sale of the Shares to the Subscriber, all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq and the Toronto Stock Exchange and any stockholder approval required by applicable rules and regulations of Nasdaq and the Toronto Stock Exchange) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares) required to be made in connection with the issuance and sale of the Shares shall have been obtained or made, except for (i) the filing of a report with the applicable Canadian securities regulators on Form 45-106F1, prepared and executed in accordance with NI 45-106 (defined below) within 10 days from the date of the distribution of the Shares, accompanied by any applicable prescribed fees; (ii) the filing of a report with the Ontario Securities Commission on Form 72-503F prepared and executed in accordance with OSC Rule 72-503 – Distributions Outside of Canada within 10 days from the date of the distribution of the Shares outside of Canada; and (iii) the delivery of a copy of the investor presentation of Newco (the “Investor Presentation”) and a form of this Agreement to the Ontario Securities Commission within 10 days from the date of distribution of the Shares in the Province of Ontario;

(v) there has not occurred any Material Adverse Effect (as defined in the Transaction Agreement) since the date of this Subscription Agreement that is continuing, which the parties to the Transaction Agreement have not waived; and

(vi) the Subordinate Voting Shares shall have been approved for listing on Nasdaq.

4. Newco Representations and Warranties. Newco represents and warrants to Subscriber that:

(a) Newco is a corporation, duly organized, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Business Corporations Act (Ontario). Newco has the requisite corporate power and authority to own, lease and operate its properties, if any, and carry on its businesses as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement and the Transaction Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on Newco.

(b) All corporate action required to be taken by Newco’s board of directors and shareholder(s) in order to authorize Newco to enter into this Subscription Agreement and the Transaction Agreement, and to issue the Shares at the Closing, and as of the Closing, will have been taken by Newco’s board of directors and shareholders. Each of this Subscription Agreement and the Transaction Agreement has been duly authorized, executed and delivered by Newco and is enforceable against Newco in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, (ii) principles of equity, whether considered at law or equity and (iii) except as rights to indemnity and contribution may be limited by applicable law.

(c) Upon Closing, the Shares will have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be free and clear of any liens or other restrictions whatsoever (other than any liens or restrictions created by Subscriber or imposed by applicable securities laws) in accordance with the terms of this Subscription Agreement, and will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Newco’s organizational documents, applicable law or any contract or agreement to which Newco is a party.

(d) As of the date hereof, Newco’s authorized share capital is an unlimited number of common shares, of which, there is one common share outstanding. Prior to the Closing Date, Newco’s authorized capital will consist of an unlimited number of multiple voting shares, an unlimited number of Subordinate Voting Shares and an unlimited number of preferred shares, issuable in series, of which, prior to consummation of the transactions contemplated by this Subscription Agreement and the Transaction, one multiple voting share will be outstanding. All of Newco’s outstanding shares will, as of the Closing Date, be, duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Business Corporations Act (Ontario), the articles of incorporation, any by-laws, each as may be amended, of Newco or any contract or agreement to which Newco is a party. None of the outstanding Newco shares have been issued in violation of any applicable securities laws. Except as set forth above in this Subscription Agreement, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Newco any equity interests in Newco or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, there are no shareholders’ agreements, voting trusts or other agreements or understandings to which Newco is a party or by which it is bound relating to the voting of any securities of Newco other than as contemplated by the Transaction Agreement. There are no securities or instruments issued by or to which Newco, Target or their affiliates is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Subscribed Shares.

(e) Assuming the accuracy of Subscriber’s representations and warranties in Section 6, the execution, delivery and performance of this Subscription Agreement and the Transaction Agreement and the consummation by Newco of the transactions that are the subject of this Subscription Agreement (including the issuance and sale of the Shares) and the Transaction Agreement in compliance herewith will be done in accordance with the rules of Nasdaq and the Toronto Stock Exchange and none of the foregoing will result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Newco or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which Newco or any of its subsidiaries is a party or by which Newco or any of its subsidiaries is bound or to which any of the property or assets of Newco is subject, which would have a Material Adverse Effect on Newco or materially affect the validity of the Shares or the legal authority or ability of Newco to perform in all material respects its obligations under this Subscription Agreement or the Transaction Agreement; (ii) any material violation of the provisions of the organizational documents of Newco; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Newco or any of its properties that would have a Material Adverse Effect on Newco. For purposes of this Subscription Agreement, a “Material Adverse Effect” with respect to any person means any fact, event, occurrence, change or effect that would reasonably be expected to have material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of such person.

(f) Newco has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement, including for which Subscriber would be reasonably expected to become liable (it being understood that Subscriber will effectively bear its pro rata share of any such expense indirectly as a result of its investment in Newco).

(g) Newco is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 6, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws, or, if applicable, any Canadian securities laws.

(i) At the time of issuance, the Shares will not derive more than 50% of their respective fair market value directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) Canadian resource properties (as defined in the Income Tax Act (Canada)) (the “ITA”), (iii) timber resource properties as defined in the ITA, or (iv) options in respect of, or interests in, or for civil law rights in, property described in any of preceding clauses (i) to (iii), whether or not the property exists.

(j) On or after the date hereof, Newco, Target or their affiliates may enter into other subscription agreements or similar agreements (collectively, “Other Subscription Agreements”) with any other subscribers (collectively, “Other Subscribers”) for Subordinate Voting Shares (or other securities). Other than the Other Subscription Agreements and the Transaction Agreement, Newco has not entered into any similar agreement with any Other Subscriber in connection with the Offering. The Other Subscription Agreements reflect the same Purchase Price and no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder, unless Subscriber has been offered the substantially similar benefits, and such Other Subscription Agreements have not been amended, modified or waived in any material respect following the date of this Subscription Agreement unless Subscriber has been offered a substantially similar amendment; however, such provision shall not apply with respect to any sale of securities of Newco or securities exchangeable for securities of Newco to a governmental entity in connection with government funding.

(k) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Newco or materially affect the validity of the Shares or the legal authority or ability of Newco to perform in all material respects its obligations under this Subscription Agreement or the Transaction Agreement, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over Newco, pending, or, to the knowledge of Newco, threatened in writing against Newco, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Newco.

(l) Newco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement, including the issuance of the Shares (other than (i) filings required by the Securities Act or the rules of the SEC, (ii) filings required by applicable state securities laws or applicable Canadian securities laws, (iii) the filings required in accordance with Section 7, (iv) consents required for the consummation of the Transaction as contemplated by the Transaction Agreement, (v) those required by Nasdaq and the Toronto Stock Exchange, (vi) compliance with and filings pursuant to applicable antitrust or other competition laws, and (vii) pursuant to funding agreements with governmental entities, and (viii) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by this Subscription Agreement that Newco reasonably expects to receive on or prior to the Closing), in each case the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Newco.

(m) Newco understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Subscriber.

(n) Except for such matters as have not had and would not reasonably be expected to have a Material Adverse Effect on Newco, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of Newco, threatened in writing against Newco, or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against Newco.

(o) Neither Newco nor any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by Newco as contemplated hereby or the other securities as contemplated by the Other Subscription Agreements or (ii) cause the offering of the Shares pursuant to this Subscription Agreement or the other securities pursuant to the Other Subscription Agreements to be integrated with any prior offerings by Newco for purposes of the Securities Act or, any applicable stockholder approval provisions. Neither Newco nor any person acting on its behalf (other than the Placement Agents (as defined below) and their respective persons acting on their behalf in such capacity), has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Shares or the other securities, as contemplated pursuant to this Subscription Agreement to the registration provisions of the Securities Act.

(p) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Newco.

(q) Newco is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Material Adverse Effect on Newco. Newco has not received any written communication from a governmental authority that alleges that Newco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Newco.

(r) Upon consummation of the Transaction, the Subordinate Voting Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq and the Toronto Stock Exchange. The Subordinate Voting Shares will be eligible for clearing through The Depository Trust Company, through its Deposit/Withdrawal At Custodian (DWAC) system, and Newco will be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Subordinate Voting Shares. Newco’s transfer agent will be a participant in DTC’s Fast Automated Securities Transfer Program.

(s) Newco is not, and immediately after receipt of payment for the Securities and the other securities and consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) Neither Newco nor any of its controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

5. [Reserved].

6. Subscriber Representations, Warranties and Covenants. Subscriber represents and warrants to Newco as follows, and makes the following covenants:

(a) Subscriber is either a U.S. investor, a Canadian investor or non-U.S. investor (including a Canadian investor) as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i), (ii) or (iii) below:

(i) Applicable to U.S. investors: At the time Subscriber was offered the Shares, it was, and as of the date hereof, Subscriber is (x) an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire attached as Exhibit A hereto, and (y) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

(ii) Applicable to investors resident in or located in a province of Canada or subject to such securities laws (each, a “Canadian investor”): At the time Subscriber was offered the Shares, it was, and as of the date hereof, Subscriber is and as of the Closing Date, will be (x) an “accredited investor” as defined for the purposes of Section 2.3 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) or Section 73.3 of the Securities Act (Ontario), as applicable as indicated in the questionnaire attached as Exhibit B hereto, or alternatively, purchasing the Shares in reliance on the “minimum amount exemption” contained in Section 2.10 of NI 45-106 (the “Minimum Amount Exemption”), (y) purchasing (or deemed to be purchasing) the Shares as principal and (z) not created, nor used, solely to purchase or hold securities as an accredited investor described in paragraph (m) of the definition of “accredited investor” in Section 1.1 of NI 45-106 or in order to rely on the Minimum Amount Exemption, as applicable. Each Canadian investor purchasing Shares in reliance on the Minimum Amount Exemption is deemed to have received notice of the legend in Exhibit B hereto.

(iii) Applicable to non-U.S. investors (including Canadian investors): Subscriber acknowledges and agrees that the sale of the Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). Subscriber is not a U.S. Person (as defined in Regulation S), it is acquiring the Shares in an offshore transaction in reliance on Regulation S, and it has received all the information that it considers necessary and appropriate to decide whether to acquire the Shares hereunder outside of the United States. Subscriber is not relying on any statements or representations made in connection with the transactions contemplated hereby other than the representations contained in this Subscription Agreement. Subscriber acknowledges and agrees that securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

(b) Subscriber acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act or applicable Canadian securities laws and that the Shares delivered at the Closing will not have been registered under the Securities Act or qualified by prospectus under applicable Canadian securities laws. Subscriber acknowledges and agrees that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act except (i) to Newco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares delivered at the Closing shall contain a legend or restrictive notation to such effect. Subscriber acknowledges that the Shares will not immediately be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber acknowledges and agrees that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber in Canada or to a Canadian investor absent the qualification of such Shares by prospectus or an exemption from, or not being subject to, the prospectus requirements of applicable Canadian securities laws. Subscriber acknowledges and agrees that the Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. If certificates representing the Shares or direct registration statements are issued to Canadian investors, such certificates or statements will bear the following legend, and if the Shares are issued in book-entry form, the Subscriber acknowledges that: “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE CLOSING DATE]”.

(c) Subscriber acknowledges and agrees that Subscriber is purchasing Shares directly from Newco. Subscriber further acknowledges that, other than those representations, warranties, covenants and agreements of Newco included in this Subscription Agreement, there have been no representations, warranties, covenants and agreements made to Subscriber by Newco, Crane Harbor, the Target, , or any of their respective officers or directors or other Representatives, or any other party to the Transaction, person or entity, expressly or by implication. Except for the representations, warranties and agreements of Newco expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of Newco, Crane Harbor and the Target, including all business, legal, regulatory, accounting, credit and tax matters; provided, that neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of Newco’s representations and warranties contained herein.

(d) Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that, it has received and reviewed the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of Crane Harbor, dated as of April 24, 2025 (File No. 333-284852) (the “IPO Prospectus”), (ii) each SEC Report filed by Crane Harbor with the SEC following the filing of the IPO Prospectus through the date of this Subscription Agreement, (iii) the Transaction Agreement, and (iv) the Investor Presentation. Subscriber understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall not apply following the Transaction Closing. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask Newco’s management questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber has conducted its own investigation of Newco, Crane Harbor, the Target and the Shares and Subscriber has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of Newco, Crane Harbor, the Target, or their respective affiliates or advisors have provided any tax advice or any other representations or guarantee regarding the tax consequence of the transactions contemplated by this Subscription Agreement. Subscriber acknowledges that it has reviewed the documents made available to Subscriber by Newco, Crane Harbor and the Target. Subscriber further acknowledges that the information contained in the Disclosure Documents is subject to change, and that any changes to the information contained in the Disclosure Documents, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect Subscriber’s obligation to purchase the Shares hereunder, except as otherwise provided herein, and that, in purchasing the Shares, Subscriber is not relying upon any projections contained in the Investor Presentation.

(e) Subscriber became aware of the Offering of the Shares solely by means of direct contact between Subscriber and Newco, Crane Harbor or the Target, or a representative of Newco, Crane Harbor, or the Target, and the Shares were offered to Subscriber solely by direct contact between Subscriber and Newco, Crane Harbor or the Target, or a representative of the foregoing. Subscriber acknowledges that Newco represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) to Newco’s knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws, or any Canadian securities laws. Subscriber has a substantive pre-existing relationship with Newco, Crane Harbor or the Target or one or more of their respective affiliates or advisors. Neither Subscriber, nor any of its directors, officers, employees, agents, shareholders or partners, has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the Offering.

(f) Subscriber acknowledges that (i) Crane Harbor, Newco or the Target and their respective Representatives hereafter may come into possession of, information regarding Crane Harbor, Newco or the Target that is material non-public information, including material facts and material changes which have not been generally disclosed, and is not known to Subscriber (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement to purchase the Shares notwithstanding Subscriber’s lack of knowledge of the Excluded Information, and (iii) none of Crane Harbor, Newco nor the Target shall have liability to Subscriber, and Subscriber hereby waives and releases any claims Subscriber may have against Crane Harbor, Newco and/or the Target, to the maximum extent permitted by law, with respect to the nondisclosure of the Excluded Information.

(g) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Investor Presentation. Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the Offering (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Subscriber, (iii) do not and will not violate any law, rule, regulation, agreement or other obligation by which Subscriber is bound and (iv) are a fit, proper and suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Shares. The Subscriber acknowledges that each of Morgan Stanley & Co. LLC, CIBC World Markets Corp., Cohen & Company Capital Markets and JonesTrading Institutional Services LLC or their respective affiliates (each, a “Placement Agent” and collectively, the “Placement Agents”) is acting as a placement agent in connection with the purchase of Subordinate Voting Shares by certain Other Subscribers that qualify as “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D under the Securities Act or under Canadian securities laws, a “permitted client” (as defined in Section 1.1 of National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations) who are each an institutional “accredited investor” (as defined for the purposes of Section 2.3 of NI 45-106 or Section 73.3 of the Securities Act (Ontario)) or alternatively, are purchasing the Subordinate Voting Shares in reliance on the Minimum Amount Exemption. Subscriber further acknowledges that none of the Placement Agents or any of their respective affiliates is acting as placement agent to Subscriber and that no solicitation or recommendation of any type has been made by any Placement Agent to Subscriber. The Subscriber represents that: (i) it is able to sustain a complete loss on its investment in the Shares; (ii) has no need for liquidity with respect to its investment in the Shares; and (iii) has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

(h) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Newco. Subscriber acknowledges specifically that the possibility of total loss of the Aggregate Purchase Price exists.

(i) In making its decision to purchase the Shares, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties of Newco expressly set forth in Section 4 hereof. Subscriber acknowledges and agrees that Subscriber has (i) received, reviewed and understood the offering materials made available to Subscriber in connection with the Offering, (ii) had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, (iii) had the opportunity to ask questions of and receive answers from Newco, and (iv) conducted and completed Subscriber’s own independent due diligence with respect to the Transaction.

(j) Subscriber understands and agrees that no federal, state, provincial or other agency has passed upon or endorsed the merits of the Offering or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Disclosure Documents.

(k) [Reserved.]

(l) The execution, delivery and performance by Subscriber of this Subscription Agreement will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound. The signature on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.

(m) The Subscriber is not (1) a “covered person” as described in Rule 506(d)(1) under the Securities Act, or (2) subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Subscriber has exercised reasonable care to determine whether it is subject to a Disqualification Event. The acquisition of Shares by Subscriber will not subject Newco to any Disqualification Event.

(n) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to Newco.

(o) If a Canadian investor:

(i) Subscriber acknowledges that the securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the Disclosure Documents contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. Subscriber should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(ii) The funds representing the aggregate subscription price for the Shares which will be advanced by Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this paragraph, the “PCMLTFA”); or equivalent legislation in any other jurisdictions and the Subscriber acknowledges that Newco may in the future be required by law to disclose the name of the Subscriber and other information relating to this Subscription Agreement and the subscription hereunder, on a confidential basis pursuant to the PCMLTFA, or other laws or regulations. To the best of Subscriber’s knowledge (a) none of the subscription funds provided by the Subscriber (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person (A) with whom Newco would be prohibited from dealing with under applicable money laundering, terrorist financing, economic sanctions, criminal or other similar laws or regulations, or (B) who has not been identified to Subscriber. Subscriber hereby covenants that it shall promptly notify Newco if the Subscriber discovers that any of the foregoing representations ceases to be true, and to provide Newco with appropriate information in connection therewith.

(iii) Subscriber acknowledges and represents that it is not a person identified on a list established under section 83.05 of the Criminal Code or in any regulations or orders made under (i) the United Nations Act (Canada), (ii) the Special Economic Measures Act (Canada), (iii) the Freezing Assets of Corrupt Foreign Officials Act (Canada), (iv) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), or other similar legislation or regulations enacting any economic or financial sanctions, laws, regulations, embargoes, or restrictive measures imposed, administered or enforced by Canada.

(iv) Subscriber acknowledges and consents to the fact that Newco is collecting the Subscriber’s personal information (as that term is defined under applicable privacy legislation, including, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing this Subscription Agreement and the transactions contemplated hereby. Subscriber acknowledges and consents to Newco retaining such personal information for as long as permitted or required by law or business practices. The Subscriber further acknowledges and consents to the fact that Newco or its representatives may be required by securities laws, the rules and policies of any stock exchange or the rules of the Canadian Investment Regulatory Organization or otherwise by applicable law to provide regulatory authorities with any personal information provided under this Subscription Agreement. In addition to the foregoing, the Subscriber agrees and acknowledges that Newco may use and disclose the Subscriber’s personal information as follows: (A) for internal use with respect to managing the relationships between and contractual obligations of Newco and Subscriber; (B) for use and disclosure for income tax related purposes, including, without limitation, where required by law, disclosure to the Canada Revenue Agency (C) for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings; (D) for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (E) for disclosure to professional advisers of Newco in connection with the performance of their professional services; (F) for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent; (G) for disclosure to a court determining the rights of the parties under this Subscription Agreement; or (H) for use and disclosure as otherwise required or permitted by law.

(v) Subscriber authorizes the indirect collection of certain personal information by the applicable securities regularity authority or regulator of the local Canadian jurisdiction and confirms that Subscriber has been notified by Newco: (A) that Newco will be delivering such personal information to the applicable securities regulatory authority or regulator of the local Canadian jurisdiction, including Subscriber’s full name, residential address, telephone number, email address, the number of Shares subscribed for by the Subscriber, the aggregate subscription price for such Shares, the prospectus exemption relied on, whether the Subscriber is an “insider” of Newco or a “registrant”, each as defined under Canadian securities laws, and the date of distribution of the Shares; (B) that such personal information is being collected indirectly by the applicable securities regulatory authority or regulator under the authority granted to it under Canadian securities laws; (C) that such personal information is being collected for the purpose of the administration and enforcement of Canadian securities laws; and (D) the Subscriber may contact public officials of the provincial regulatory authorities with respect to questions about the security regulatory authority’s or regulator’s indirect collection of such information. The contact information is set out in Exhibit C hereto.

(p) Subscriber has, and on each date any portion of the Aggregate Purchase Price would be required to be funded to Newco pursuant to this Subscription Agreement will have, sufficient immediately available funds to pay the Aggregate Purchase Price.

(q) Other than with respect to its affiliates, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of Newco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(r) Subscriber understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Newco.

(s) Subscriber has had no contact with any Placement Agent with respect to the Shares.

(t) Subscriber acknowledges that it has no present plan or intention, and is not under any binding obligation, either on the date hereof or on the Closing, to sell, exchange or otherwise dispose of the Shares acquired pursuant to this Subscription Agreement, other than binding commitments it may have to transfer and/or pledge such Shares to a prime broker under and in accordance with its prime brokerage agreement with such broker.

(u) Subscriber acknowledges and agrees that it has not received any recommendation with respect to the Shares or the Transaction from the Placement Agents and thus will not be deemed to form a relationship with the Placement Agents in connection with its purchase of the Shares that would require the Placement Agents to treat Subscriber as a “retail customer” for purposes of Regulation Best Interest pursuant to Rule 11-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS pursuant to Rule 17a-14 of the Exchange Act. Accordingly, Subscriber acknowledges and agrees that it is not entitled to the protections or disclosures required by Regulation Best Interest or Form CRS with respect to its purchase of the Shares.

7. Registration Rights.

(a) Newco agrees that, within 30 calendar days after the Transaction Closing (the “Filing Deadline”), it will file or confidentially submit with the SEC a registration statement registering the resale of the Shares (the “Registration Statement”), and shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, and, in any event, no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies Newco that it will “review” the Registration Statement) following the Filing Deadline and (ii) within 5 calendar days of receiving a notice from the SEC (orally or in writing, whichever is earlier) that such Registration Statement will not be "reviewed" or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, that if such day falls on a Saturday, Sunday or day on which banks are closed for business in Toronto, Ontario, or New York City, New York, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business. Newco will use its commercially reasonable efforts to cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective and free of any material misstatement or omission with respect to the Shares until the earliest of (i) the date on which Subscriber ceases to hold the Shares covered by such Registration Statement, or (ii) on the first date on which Subscriber can sell all of its Shares (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Newco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, Newco shall use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 under the Securities Act (when Rule 144 under the Securities Act becomes available to Newco), as applicable, qualify the Shares for listing on the applicable stock exchange on which the Subordinate Voting Shares are then listed, and update or amend the Registration Statement as necessary to include the Shares. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, of the Shares to Newco (or its successor) upon reasonable request to assist Newco in making the determination described above. Newco’s obligations to include the Shares in the Registration Statement are contingent upon Subscriber furnishing in writing such information regarding Subscriber, the securities of Newco held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by Newco to effect the registration of the Shares, and shall execute such documents in connection with such registration as Newco may reasonably request that are customary of a selling shareholder in similar situations, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. If the SEC prevents Newco from including any or all of the Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of Newco securities by the applicable shareholders or otherwise, (x) such Registration Statement shall register for resale such number of Newco securities which is equal to the maximum number of securities as is permitted by the SEC and (y) the number of Newco securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, Newco shall amend the Registration Statement or file a new Registration Statement (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 7. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by Newco to file the Registration Statement by the Filing Deadline shall not otherwise relieve Newco of its obligations to cause Newco to file the Registration Statement or effect the registration of the Shares set forth in this Section 7. For as long as Subscriber holds the Shares issued pursuant to this Subscription Agreement, Newco will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as Newco remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable Subscriber to resell the Shares pursuant to the Registration Statement or Rule 144 (when Rule 144 becomes available to Subscriber), as applicable.

(b) Newco shall file with the Ontario Securities Commission preliminary and final non-offering prospectuses of Newco, and obtain receipts from the Ontario Securities Commission therefor, such that Newco shall become a “reporting issuer” (within the meaning of applicable Canadian securities laws) in the Province of Ontario before the Transaction Closing.

(c) Newco shall, at its sole expense, advise Subscriber as promptly as practicable, and in any event, within two business days: (i) when a Registration Statement or any amendment thereto has been filed with the SEC and when a Registration Statement or any post-effective amendment thereto has become effective; (ii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by Newco of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that Newco shall not be required to disclose the details of such event. Upon the occurrence of any event contemplated in the foregoing clause (iv), except for such times as Newco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Newco agrees that it shall, as soon as practicable, use its commercially reasonable efforts to prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Newco may delay filing or suspend the use of any such registration statement if it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of Newco or would require premature disclosure of information that could materially adversely affect Newco (each such circumstance, a “Suspension Event”); provided, that Newco agrees that it may not delay or suspend the Registration Statement on more than two occasions or for more than 45 consecutive calendar days, or more than 90 total calendar days, in each case during any consecutive 12-month period and Newco shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from Newco of the happening of any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than two business days from the date of such Suspension Event, or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will (i) immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives (A) (x) copies of a supplemental or amended prospectus (which Newco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from Newco that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by Newco except (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as otherwise required by applicable law or subpoena. If so directed by Newco, Subscriber will deliver to Newco or destroy all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply to (i) the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

(e) Subscriber may deliver written notice (an “Opt-Out Notice”) to Newco requesting that Subscriber not receive notices from Newco otherwise required by Section 7; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Newco shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Newco in writing at least two business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(e)) and the related suspension period remains in effect, Newco will so notify Subscriber, within one (1) business day of Subscriber’s notification to Newco, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(f) From and after the Closing, Newco agrees to indemnify and hold Subscriber, and each affiliate of Subscriber within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Shares (collectively, the “Subscriber Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any reasonable out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by Subscriber Indemnified Parties directly that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent insofar as the same are (A) caused by or contained in any information or affidavit so furnished in writing to Newco by Subscriber for use therein, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405 under the Securities Act) that was not authorized in writing by Newco, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Subscription Agreement. Notwithstanding the forgoing, Newco’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Newco (which consent shall not be unreasonably withheld, delayed or conditioned). Newco shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which Newco is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party.

(g) To the extent the Subscriber is identified as a selling stockholder in the Registration Statement or any other registration statement which covers the Shares, Subscriber agrees to, severally and not jointly with any Other Subscriber in the Offering contemplated hereby or any other selling shareholders using the applicable registration statement, indemnify and hold Newco, and the officers, employees, directors, partners, members, attorneys and agents of Newco, each person, if any, who controls Newco within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Newco within the meaning of Rule 405 under the Securities Act (collectively, the “Newco Indemnified Parties”), harmless against any and all Losses incurred by Newco Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Newco by Subscriber expressly for use therein. In no event shall the liability of Subscriber under this Section 7(g) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; (c) if any of the conditions to Closing set forth in Section 3 are not satisfied or waived as of the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated as of the date of the Transaction Closing; or (d) written notice by either (x) Newco to Subscriber or (y) Subscriber to Newco if the transactions contemplated by this Subscription Agreement are not consummated on or prior to August 3, 2026; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach, and (ii) the provisions of Sections 8 through 12 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. Newco shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by Subscriber to Newco for the Aggregate Purchase Price hereunder shall be promptly (and in any event within three (3) business days) returned to Subscriber, without any deduction for or on account of any tax withholding except as required by law, charges or set-off.

9. Trust Account Waiver. Subscriber hereby represents and warrants that it has read the IPO Prospectus and understands that Crane Harbor has established a trust account (the “Trust Account”) containing the proceeds of its IPO and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Crane Harbor’s public shareholders (including overallotment shares acquired by Crane Harbor’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the IPO Prospectus, Crane Harbor may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their shares in connection with the consummation of Crane Harbor’s initial business combination (as such term is used in the IPO Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if Crane Harbor fails to consummate a Business Combination within 24 months after the closing of the IPO, subject to extension by amendment to Crane Harbor’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, or (d) to Crane Harbor after or concurrently with the consummation of a Business Combination. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Subscriber hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither Subscriber nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) except for redemption and liquidation rights, if any, the Subscriber and its affiliates may have in respect of any Crane Harbor Class A Shares (as defined in the Transaction Agreement) held by it or the release of proceeds from the Trust Account upon consummation of the Transaction, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability, and Subscriber further waives its right to any distributions from the Trust Account with respect to the Shares in the event of Crane Harbor’s liquidation (collectively, the “Released Claims”). Subscriber on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Subscriber or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Subscription Agreement or any other agreement with Crane Harbor or its affiliates). Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by Newco and Crane Harbor to induce Newco to enter in this Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its affiliates under applicable law. To the extent Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Newco, Crane Harbor, the Target or any of their respective Representatives, which proceeding seeks, in whole or in part, monetary relief against Newco, Crane Harbor, the Target or any of their respective Representatives, Subscriber hereby acknowledges and agrees that Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event Subscriber or any of its affiliates commences any action or proceeding, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, Newco, Crane Harbor, the Target or their respective Representatives, as applicable, shall be entitled to recover from Subscriber and its affiliates the associated legal fees and costs in connection with any such action in the event Newco, Crane Harbor, the Target or their respective Representatives, as applicable, prevails in such action or proceeding. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 9 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

10. Miscellaneous.

(a) Newco shall use its reasonable best efforts to cause Crane Harbor, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, to file with the SEC a Current Report on Form 8-K and disseminate a press release (collectively, the “Announcement Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, by the Other Subscription Agreements and by Transaction Agreement. Following the filing and dissemination of the Announcement Disclosure Document, no Subscriber shall be in possession of any material non-public information concerning Newco disclosed to Subscribers by Newco or any of their subsidiaries, or any of its officers, directors, employees, affiliates or agents in connection with the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements or the Transaction Agreement. In addition, effective upon the issuance of such Announcement Disclosure Document, except as may otherwise be agreed with Subscriber, without Subscriber’s prior written consent (email being sufficient), Newco acknowledges and agrees not to provide material, non-public information to Subscriber and that any and all confidentiality or similar obligations under any agreement, whether written or oral, between Newco any of its subsidiaries or any of its officers, directors, agents, employees or affiliates on the one hand, and the Subscriber or any of its affiliates on the other hand, shall terminate and be of no further force or effect. Notwithstanding anything in this Subscription Agreement to the contrary, each of Newco, Crane Harbor or Target (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the U.S. Securities and Exchange Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations and Canadian securities laws, including in connection with the filing of a Registration Statement pursuant to Section 7(a), and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the U.S. Securities and Exchange Commission or regulatory agency or under the regulations of the Nasdaq or Toronto Stock Exchange. Newco understands and confirms that Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of Newco. If Newco provides material, non-public information or confidential information or proprietary information to Subscriber without Subscriber’s written consent, Newco shall promptly file such information with the SEC pursuant to a Current Report on Form 8-K and the Subscriber shall not be subject to any duty of confidentiality contained herein with respect to such information.

(b) Neither this Subscription Agreement nor any rights or obligations that may accrue to Subscriber hereunder (other than the Shares acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by Subscriber without the prior written consent of Newco (which shall not be unreasonably withheld, conditioned or delayed), and any purported transfer or assignment without such consent shall be null and void ab initio; except, that Subscriber may assign, upon providing written notice to Newco, solely to an entity that is affiliated with Subscriber, the right to acquire the Shares hereunder; provided that any such assignment shall not relieve Subscriber from any of its obligations (or its representations and warranties) under this Subscription Agreement and upon the making of such assignment such assignee (i) shall be deemed to have made to Newco all of the representations and warranties of Subscriber contained herein (all of which shall be true and complete as of the date of such assignment and at the Closing) and (ii) shall have agreed to be bound by all of the agreements and other obligations of Subscriber hereunder pursuant to a binding agreement reasonably satisfactory to Newco (without relieving Subscriber from any such agreement or obligation).

(c) Newco may request from Subscriber such additional information as Newco may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information to Newco promptly upon such request, it being understood by Subscriber that Newco may without any liability hereunder reject Subscriber’s subscription prior to the Closing Date in the event Subscriber fails to provide such additional information requested by Newco to evaluate Subscriber’s eligibility or Newco determines that Subscriber is not eligible. On or prior to the Closing Date, Newco and Subscriber shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

(d) Subscriber acknowledges that Newco, Crane Harbor, the Target, and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement as if they were made directly to them. Prior to the Closing, Subscriber agrees to promptly notify Newco if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate such that the conditions set forth in Sections 3(b)(i) and 3(b)(ii) would not be satisfied as of the Closing. Subscriber agrees that the purchase by Subscriber of Shares from Newco will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. Each of Newco and the Subscriber acknowledges and agrees that the Target and Crane Harbor are third-party beneficiaries of the representations, warranties and covenants of Newco contained in Section 4 and the Subscriber contained in Section 6 of this Subscription Agreement, and that Crane Harbor and the Target are otherwise express third party beneficiaries of this Subscription Agreement, entitled to enforce the terms hereof against Subscriber as if they were an original party hereto. Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns. Prior to the Closing, Newco agrees to promptly notify the Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in a manner that would have or would reasonably be expected to have a Material Adverse Effect on Newco.

(e) Each of Newco, Crane Harbor, and the Target is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of Newco (such consent not to be unreasonably withheld or delayed).

(f) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g) This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, however, that no modification or waiver by Newco of the provisions of this Subscription Agreement prior to the Transaction Closing shall be effective without the prior written consent of Newco (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or other exercise of any right, power or privilege hereunder.

(h) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by Newco and Subscriber in connection with the Offering).

(i) This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) This Subscription Agreement may be executed in two or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Newco shall be entitled to specifically enforce Subscriber’s obligations to fund the subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 10(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(m) Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(n) Except where required to comply with applicable securities laws, without Subscriber’s prior written consent (which may be given via email), Newco will not use or disclose the name of Subscriber or its affiliates or advisors or any information relating to Subscriber or this Subscription Agreement, other than to Newco’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Without Subscriber’s prior written consent, Newco shall not use the name of Subscriber or any of its affiliates or advisors in any press release issued by Newco or Current Report on Form 8-K filed by Crane Harbor with the SEC in connection with the Transaction Agreement or the execution and delivery of this Subscription Agreement and the filing of any related documentation by Newco or Crane Harbor with the SEC and the Canadian Securities Administrators, except to the extent required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC, the Canadian Securities Administrators or regulatory agency or under Nasdaq or Toronto Stock Exchange regulations.

(o) This Subscription Agreement, and all actions or matters based hereon, or arising out of, under or in connection herewith, or any transaction contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Subscription Agreement, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other proceeding relating to the transactions contemplated by this Subscription Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 10(p). Nothing in this Section 10(o) shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Subscription Agreement or the transactions contemplated hereby.

(p) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Newco:

Xanadu Quantum Technologies Limited
c/o Xanadu Quantum Technologies Inc.
777 Bay Street, Suite 2902
Toronto, Ontario M5G 2C8
Attn: Christian Weedbrook
Email: christian@xanadu.ai

with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP
100 King Street West
Suite 6200
Toronto, Ontario M5X 1B8
Attn: Chad Bayne; James R. Brown;
Email: cbayne@osler.com; jbrown@osler.com

with a copy (which shall not constitute notice) to:

Cooley LLP
3 Embarcadero Center
20th Floor
San Francisco, CA 94111-4004
Attn: Kevin Rooney; Garth Osterman; Kristin VanderPas; Peter Byrne
Email: krooney@cooley.com; gosterman@cooley.com; kvanderpas@cooley.com; pbyrne@cooley.com

Notice to Subscriber shall be given to the address underneath Subscriber’s name on the signature page hereto.

(q) From and after the date hereof, Newco shall not, and shall cause each of its affiliates, representatives and agents to not, provide Subscriber or any of its affiliates, representatives or agents, with any material nonpublic information regarding Newco, any of its affiliates or any other person (“MNPI”) without the express prior written consent of such Subscriber. Newco hereby acknowledges and agrees that neither Subscriber nor any of its affiliates shall have any duty of trust or confidence with respect to, or duty not to trade on the basis of, any MNPI (i) provided by, or on behalf of, Newco, any of its affiliates or any of their respective officers, directors, employees, attorneys, agents or representatives or (ii) otherwise possessed (or continued to be possessed) by Subscriber (or any affiliate, agent or representative thereof) as a result of any breach or violation of any of the covenants set forth in this Agreement. Notwithstanding anything to the contrary herein, in the event that Newco believes that a notice or communication to Subscriber or any of its affiliates, attorneys, agents or representatives contains MNPI, Newco shall, prior to the delivery of such notice or communication, so indicate to Subscriber, and such indication shall provide Subscriber the means to refuse to receive such notice or communication, and in the absence of any such indication, such Subscriber, the other holders of the Shares and their respective affiliates, agents and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute MNPI.

(r) The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement (except Exhibit D hereto), the term: (w) “trading day” shall mean any day on which the Nasdaq and Toronto Stock Exchange are open for trading; (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York and Toronto, Ontario are required or are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of Crane Harbor prior to the closing of a Business Combination will include Crane Harbor’s sponsor, Crane Harbor Sponsor, LLC, a Delaware limited liability company.

(s) At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(t) In connection with any sale, assignment, transfer or other disposition of Newco Subordinate Voting Shares by Subscriber pursuant to Rule 144 or pursuant to any other exemption under the Securities Act and Canadian securities laws such that Newco Subordinate Voting Shares held by Subscriber become freely tradable and upon compliance by Subscriber with the requirements of this Subscription Agreement, if requested by Subscriber, Newco shall use commercially reasonable efforts to cause its transfer agent(s) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within three (3) trading days upon any such request therefor from Subscriber; provided, that Newco and the transfer agent(s) have timely received from Subscriber customary representations and other documentation reasonably acceptable to Newco and the transfer agent(s) in connection therewith. Subject to receipt from Subscriber by Newco and the transfer agent(s) of customary representations and other documentation reasonably acceptable in connection therewith, Subscriber may request that Newco remove any legend from the book-entry position evidencing its Shares following the earliest of such time as such Shares (i) have been or are about to be sold or transferred pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144; however, the legend required by applicable Canadian securities law shall remain for the entirety of the applicable period. If restrictive legends are no longer required for such Shares pursuant to the foregoing, Newco shall, in accordance with the provisions of this section and as soon as reasonably practicable and in any case within three trading days of any request therefor from Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent(s) irrevocable instructions that the transfer agent(s) shall make a new, unlegended entry for such book entry Shares. If the Shares are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for Newco to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares, or pursuant to an effective registration statement, Newco will cause its transfer agent to promptly remove all restrictive legends, provided that Newco and the transfer agent(s) have timely received from Subscriber customary representations and other documentation reasonably acceptable to Newco and the transfer agent(s) in connection therewith. To the extent required by the transfer agent(s), Newco shall use commercially reasonable efforts to cause its legal counsel to deliver a customary opinion as soon as reasonably practicable and in any case within three trading days of the delivery of all reasonably necessary representations and other documentation from Subscriber as reasonably requested by the transfer agent. Newco shall be responsible for the fees of its transfer agent(s), the costs of any opinions of its counsel, and all DTC fees associated with such transactions.

11. Independent Nature of Investment. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Newco, Crane Harbor, the Target or any of their respective subsidiaries which may have been made or given by any Other Subscriber or by any agent, employee or other representative of any Other Subscriber, and neither Subscriber nor any of its agents, employees or other representatives shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights under this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

XANADU QUANTUM TECHNOLOGIES LIMITED

By:
Name:
Title:

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

Signature of Subscriber:

Address for Notice to Subscriber:

Attention:

Email:

Telephone:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

Subscription Amount:

Number of Shares:

Subscriber status (mark one):	☐ U.S. investor	☐ Non-U.S. investor

EIN Number:

[Subscriber Signature Page to Subscription Agreement]

EXHIBIT A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an "accredited investor" (an "Accredited Investor") as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the "Securities Act"), for one or more of the reasons specified below (please check all boxes that apply):

_______	(i)	A natural person whose net worth, either individually or jointly with such person's spouse or spousal equivalent, at the time of Subscriber's purchase, exceeds $1,000,000;

The term "net worth" means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of Subscriber's primary home). For the purposes of calculating joint net worth with the person's spouse or spousal equivalent, joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

_______	(ii)	A natural person who had an individual income in excess of $200,000, or joint income with Subscriber's spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual "income," Subscriber should add to Subscriber's individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

_______	(iii)	A director or executive officer of the Company;

_______	(iv)	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission ("SEC") has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

_______	(v)	A natural person who is a "knowledgeable employee" as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the "Investment Company Act"), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act;

_______	(vi)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_______	(vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

_______	(viii)	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the "Investment Advisers Act") or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act;

_______	(ix)	An insurance company as defined in Section 2(13) of the Exchange Act;

_______	(x)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_______	(xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______	(xii)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

_______	(xiii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______	(xiv)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_______	(xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______	(xvi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

_______	(xvii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_______	(xviii)	A "family office" as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

_______	(xix)	A "family client" as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

_______	(xx)	A "qualified institutional buyer" as defined in Rule 144A under the Securities Act;

_______	(xxi)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

_______	(xxii)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

_______	(xxiii)	Subscriber does not qualify under any of the investor categories set forth in (i) through (xxi) above.

2.1	Type of Subscriber. Indicate the form of entity of Subscriber:

☐	Individual	☐	Limited Partnership
☐	Corporation	☐	General Partnership
☐	Revocable Trust	☐	Limited Liability Company
☐	Other Type of Trust (indicate type):	☐
☐	Other (indicate form of organization):	☐

2.2.1	If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed: _____________________.

2.2.2	If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber's situation: Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Shares and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

__________ True

__________ False

If the "False" line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Subscriber:

Subscriber Name:

By:
Signatory Name:
Date:

EXHIBIT B

CANADIAN ACCREDITED INVESTOR CERTIFICATE

The undersigned (the “Investor”) (or, as the case may be, the disclosed principal on behalf of whom the Investor is contracting for) is a resident of or otherwise subject to the securities legislation of any province of Canada and is an “accredited investor”, as such term is defined in National Instrument 45-106 or subsection 73.3 of the Securities Act (Ontario), because, at the time of the purchase and sale of securities of Xanadu Quantum Technologies Limited (the “Securities”) as set forth in the agreement to which this certificate is attached, the Investor falls within one or more of the following categories:

Please select at least one of the provisions listed below by selecting the corresponding letter and including it on the signature page below.

If you are relying on the exemption in category (j), (k) or (l), you must complete and deliver the risk acknowledgment form for individual accredited investors attached as Annex A to this Exhibit B:

*	see relevant definitions below*

A.	a Canadian financial institution, or a Schedule III bank (or in Ontario, (1) a bank listed in Schedule I, II or III to the Bank Act (Canada), (2) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act, or (3) loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, financial services cooperative or credit union central or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be),
B.	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
C.	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
D.	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
E.	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
E.1	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),
F.	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
G.	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,
H.	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
I.	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

J.

an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000,

If (j) is selected, please check the range of net financial assets which you beneficially own, either alone or combined with your spouse:

You alone:		You combined with a spouse:

i.	$0 to $2,000,000	v.	$0 to $3,000,000

ii.	$2,000,001 to $3,000,000	vi.	$3,000,001 to $4,000,000

iii.	$3,000,001 to $4,000,000	vii.	$4,000,001 to $5,000,000

iv.	>$4,000,001	viii.	>$5,000,001

[IF YOU SELECT THIS LETTER, YOU MUST COMPLETE THE RISK ACKNOWLEDGEMENT FORM FOR INDIVIDUAL ACCREDITED INVESTORS CONTAINED IN ANNEX A TO THIS EXHIBIT B.]

J.1

an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,

If (j.1) is selected, please check the range of net financial assets which you beneficially own, alone:

i.	$0 to $5,000,000

ii.	$5,000,001 to $7,000,000

iii.	$7,000,001 to $10,000,000

iv.	> $10,000,000

K.

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

If (k) is selected, please check the range of net income before taxes which you alone or in combination with your spouse have earned in each of the two most recent calendar years, alone:

i.	$0 to $100,000

ii.	$100,001 to $200,000

iii.	$200,001 to $300,000

iv.	> $300,000

Please check the range of net income which your spouse has earned in each of the two most recent calendar years (only if applicable):

v.	$0 to $100,000

vii.	$200,001 to $300,000

viii.	>$300,000

[IF YOU SELECT THIS LETTER, YOU MUST COMPLETE THE RISK ACKNOWLEDGEMENT FORM FOR INDIVIDUAL ACCREDITED INVESTORS CONTAINED IN ANNEX A TO THIS EXHIBIT B.]

L.	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

If (l) is selected, please check the range of net assets you have, either alone or combined with your spouse:

i.	$0 to $5,000,000

ii.	$5,000,001 to $10,000,000

iii.	>$10,000,000

[IF YOU SELECT THIS LETTER, YOU MUST COMPLETE THE RISK ACKNOWLEDGEMENT FORM FOR INDIVIDUAL ACCREDITED INVESTORS CONTAINED IN ANNEX A TO THIS EXHIBIT B.]

M.	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

N.	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment) or 2.19 (Additional investment in investment funds) of National Instrument 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of National Instrument 45-106,

O.	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,
P.	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,
Q.	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,
R.	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,
S.	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

T.	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,
U.	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
V.	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor, or
W.	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

All amounts are in Canadian dollars.

As used in this Certificate, the following terms have the following meanings:

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebec where control person means any person that holds or is one of a combination of persons that holds

(a)	a sufficient number of any of the outstanding voting securities of an issuer so as to affect materially the control of the issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a chartered professional accountant who is a member in good standing of an organization of chartered professional accountants in a jurisdiction of Canada provided that the lawyer or chartered professional accountant does not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“issuer” means a person or company who has outstanding, issues or proposes to issue, a security;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For the purpose hereof, an issuer is an affiliate of another issuer if

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

“voting security” means any security other than a debt security of an issuer carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

For the purpose hereof, a person (first person) is considered to control another person (second person) if

(a)	the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person. For the purpose hereof, for residents of Manitoba, “distribution” means a primary distribution to the public.

For the purpose hereof, for residents of Québec, “trade” refers to any of the following activities:

(a)	the activities described in the definition of “dealer” in section 5 of the Securities Act (Québec), including the following activities:

(i)	the sale or disposition of a security by onerous title, whether the terms of payment be on margin, installment or otherwise, but does not include a transfer or the giving in guarantee of securities in connection with a debt or the purchase of a security, except as providing in paragraph (b);

(ii)	participation as a trader in any transaction in a security through the facilities of an exchange or a quotation and trade reporting system;

(iii)	the receipt by a registrant of an order to buy or sell a security;

(b)	a transfer or the giving in guarantee of securities of an issuer from the holdings of a control person in connection with a debt.

In NI 45-106 a trust company or trust corporation described in paragraph (p) above of the definition of “accredited investor” (other than in respect of a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) is deemed to be purchasing as principal.

In NI 45-106 a person described in paragraph (q) above of the definition of “accredited investor” is deemed to be purchasing as principal.

The foregoing representation and warranty is true and accurate as of the date of this certificate and will be true and accurate at the time of the purchase and sale of the Securities. If any representation or warranty shall not be true and accurate at the time of the purchase and sale of the Securities, and/or at the time of issuance of any underlying securities to the Investor, the undersigned shall give immediate written notice of such fact to the Company.

The Investor acknowledges that the Securities are subject to restrictions on resale under applicable Canadian securities laws and that the Securities may not be sold other than pursuant to an exemption from the prospectus requirements under applicable Canadian securities laws other than pursuant to an exemption from such requirements. The Investor acknowledges and agrees not to trade the Securities other than in accordance with applicable Canadian securities laws. The Investor further acknowledges that any certificate or direct registration statement representing the Securities will bear the following legend (being, the “Canadian Legend”): “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE CLOSING DATE]. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX." and further that if such Securities are delivered by way of a direct registration or other electronic book-entry system, or if the Investor does not directly receive a certificate representing the Securities that the Investor has received notice of such legend. The Canadian Legend may be removed in connection with and subject to the terms of an available exemption from the applicable prospectus requirements under applicable Canadian securities laws, including, where applicable, under applicable outbound distribution requirements.

The Investor falls within one or more of the following categories.
OPTIONAL: If additional provision(s) apply to the Investor please enter the corresponding letter(s) in the text box.

DATED:_______________________________

By:

Name:

ANNEX A TO EXHIBIT B

Form 45-106f9

Form For Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

All dollar amounts on this form are in Canadian dollars.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities:	Issuer:
Purchased from: [Instruction: Indicate whether securities are purchased from the issuer.]
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $___________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
• Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

Name of issuer:

Address of issuer:

Attention (if applicable):

Telephone:

Email:

Website (if applicable):

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.	The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

EXHIBIT C

CANADIAN SECURITIES REGULATORY AUTHORITIES AND REGULATORS

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-6156

Public official contact regarding indirect collection of information: FOIP Coordinator

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6506

Email: inquiries@bcsc.bc.ca

Public official contact regarding indirect collection of information: FOI Inquiries

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2548

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Public official contact regarding indirect collection of information: Director

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Public official contact regarding indirect collection of information: Chief Executive Officer and Privacy Officer

Office of the Superintendent of Securities Service Newfoundland and Labrador

100 Prince Philip Drive

P.O. Box 8700

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4834

Facsimile: (709) 729-6187

Public official contact regarding indirect collection of information: Superintendent of Securities

Ontario Securities Commission

20 Queen Street West, 20th Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593-8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: inquiries@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Financial and Consumer Services Division (Prince Edward Island)

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 620-3870

Facsimile: (902) 368-5283

Public official contact regarding indirect collection of information: Superintendent of Securities

Autorite des marches financiers

800, rue du Square-Victoria

Bureau 2200

Montréal, Québec H3C 0B4

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)

Public official contact regarding indirect collection of information: Corporate Secretary

Financial and Consumer Affairs Authority of Saskatchewan

4th Floor, 2365 Albert Street

Regina, Saskatchewan S4P 4K1

Telephone: (306) 787- 5645

Facsimile: (306) 787-5899

Public official contact regarding indirect collection of information: Director

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 1P3

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Public official contact regarding indirect collection of information: Executive Director

EXHIBIT D

Canadian Rights of Action for Recission or Damages

Securities legislation in certain of the Canadian provinces provides purchasers of securities pursuant to an offering memorandum (such as the Newco Documents (defined below)) with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum and any amendment to it contains a “Misrepresentation”. Where used herein, “Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading in light of the circumstances in which it was made. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed by applicable securities legislation.

Ontario Purchasers

Section 130.1 of the Securities Act (Ontario) (the “OSA”) provides that every purchaser of securities pursuant to an offering memorandum shall have a statutory right of action for damages or rescission against the issuer and any selling security holder in the event that the offering memorandum contains a Misrepresentation. A purchaser that purchases securities offered by the offering memorandum during the period of distribution has, without regard to whether the purchaser relied upon the Misrepresentation, a right of action for damages or, alternatively, while still the owner of the securities, for rescission against the issuer and any selling security holder; provided that:

a)	if the purchaser exercises its right of rescission, it shall cease to have a right of action for damages as against the issuer and the selling security holders, if any;

b)	the issuer and the selling security holders, if any, will not be liable if they prove that the purchaser purchased the securities with knowledge of the Misrepresentation;

c)	the issuer and the selling security holders, if any, will not be liable for all or any portion of damages that it proves do not represent the depreciation in value of the securities as a result of the Misrepresentation relied upon; and

d)	in no case shall the amount recoverable exceed the price at which the securities were offered.

Section 138 of the OSA provides that no action shall be commenced to enforce these rights more than:

a)	in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or
b)	in the case of an action for damages, the earlier of:

c)	180 days after the date that the purchaser first had knowledge of the facts giving rise to the cause of action; or

d)	three years after the date of the transaction that gave rise to the cause of action.

The Investor Presentation and this Subscription Agreement (collective, the “Newco Documents”) is being delivered in reliance on the exemption from the prospectus requirements contained under section 2.3 of NI 45-106 or section 73.3 of the OSA, as applicable (the “accredited investor exemption”). The rights referred to in section 130.1 of the OSA do not apply in respect of an offering memorandum (such as the Newco Documents) delivered to a prospective purchaser in connection with a distribution made in reliance on the accredited investor exemption if the prospective purchaser is:

a)	a Canadian financial institution (as defined in National Instrument 14-101 Definitions) or a Schedule III bank (as defined in NI 45-106);

b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

Nova Scotia Purchasers

The right of action for damages or rescission described herein is conferred by section 138 of the Securities Act (Nova Scotia). Section 138 of the Securities Act (Nova Scotia) provides, in relevant part, that in the event that an offering memorandum (such as the Newco Documents), together with any amendment thereto, or any advertising or sales literature (as defined in the Securities Act (Nova Scotia)) contains a Misrepresentation, the purchaser will be deemed to have relied upon such Misrepresentation if it was a Misrepresentation at the time of purchase and has, subject to certain limitations and defences, a statutory right of action for damages against the issuer and, subject to certain additional defences, every director of the issuer at the date of the offering memorandum and every person who signed the offering memorandum or, alternatively, while still the owner of the securities purchased by the purchaser, may elect instead to exercise a statutory right of rescission against the issuer, in which case the purchaser shall have no right of action for damages against the issuer, directors of the issuer or persons who have signed the offering memorandum, provided that, among other limitations:

a)	no action shall be commenced to enforce the right of action for rescission or damages by a purchaser resident in Nova Scotia later than 120 days after the date on which the initial payment was made for the securities;

b)	no person will be liable if it proves that the purchaser purchased the securities with knowledge of the Misrepresentation;

c)	in the case of an action for damages, no person will be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the securities as a result of the Misrepresentation relied upon; and

d)	in no case will the amount recoverable in any action exceed the price at which the securities were offered to the purchaser.

In addition, a person or company, other than the issuer, will not be liable if that person or company proves that:

a)	the offering memorandum or amendment to the offering memorandum was sent or delivered to the purchaser without the person’s or company’s knowledge or consent and that, on becoming aware of its delivery, the person or company gave reasonable general notice that it was delivered without the person’s or company’s knowledge or consent;

b)	after delivery of the offering memorandum or amendment to the offering memorandum and before the purchase of the securities by the purchaser, on becoming aware of any Misrepresentation in the offering memorandum or amendment to the offering memorandum the person or company withdrew the person’s or company’s consent to the offering memorandum or amendment to the offering memorandum, and gave reasonable general notice of the withdrawal and the reason for it; or

c)	with respect to any part of the offering memorandum or amendment to the offering memorandum purporting (i) to be made on the authority of an expert, or (ii) to be a copy of, or an extract from, a report, an opinion or a statement of an expert, the person or company had no reasonable grounds to believe and did not believe that (A) there had been a Misrepresentation, or (B) the relevant part of the offering memorandum or amendment to offering memorandum did not fairly represent the report, opinion or statement of the expert, or was not a fair copy of, or an extract from, the report, opinion or statement of the expert.

Furthermore, no person or company, other than the issuer, will be liable with respect to any part of the offering memorandum or amendment to the offering memorandum not purporting (a) to be made on the authority of an expert or (b) to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company (i) failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no Misrepresentation or (ii) believed that there had been a Misrepresentation.

If a Misrepresentation is contained in a record incorporated by reference into, or deemed incorporated by reference into, the offering memorandum or amendment to the offering memorandum, the Misrepresentation is deemed to be contained in the offering memorandum or an amendment to the offering memorandum.

New Brunswick Purchasers

Section 2.1 of Rule 45-802 of the Financial and Consumer Services Commission of New Brunswick provides that the statutory rights of action in rescission or damages referred to in Section 150 of the Securities Act (New Brunswick) apply to information relating to an offering memorandum (such as the Newco Documents), that is provided to a purchaser of securities in connection with a distribution made in reliance on the “accredited investor” prospectus exemption in Section 2.3 of NI 45-106. Section 150 of the Securities Act (New Brunswick) provides that where an offering memorandum (such as the Newco Documents) contains a Misrepresentation, a purchaser that purchases securities shall be deemed to have relied on the Misrepresentation if it was a Misrepresentation at the time of purchase and:

a)	the purchaser has a right of action for damages against (i) the issuer, (ii) any selling security holder(s) on whose behalf the distribution is made, (iii) every person who was a director of the issuer at the date of the offering memorandum and (iv) every person who signed the offering memorandum, or

b)	where the purchaser purchased the securities from a person referred to in subparagraph (a)(i) or (ii), the purchaser may elect to exercise a right of rescission against the person, in which case the purchaser shall have no right of action for damages against the person.

This statutory right of action is available to New Brunswick purchasers whether or not such purchaser relied on the Misrepresentation. However, there are various defences available to the issuer and the selling security holder(s). In particular, no person will be liable for a Misrepresentation if such person proves that the purchaser purchased the securities with knowledge of the Misrepresentation when the purchaser purchased the securities. Moreover, in an action for damages, the amount recoverable will not exceed the price at which the securities were offered under the offering memorandum and any defendant will not be liable for all or any part of the damages that the defendant proves do not represent the depreciation in value of the security as a result of the Misrepresentation.

If the purchaser intends to rely on the rights described in (a) or (b) above, such purchaser must do so within strict time limitations. The purchaser must commence its action to cancel the agreement within 180 days after the date of the transaction that gave rise to the cause of action. The purchaser must commence its action for damages within the earlier of:

a)	one year after the purchaser first had knowledge of the facts giving rise to the cause of action; or

b)	six years after the date of the transaction that gave rise to the cause of action.

Saskatchewan Purchasers

Section 138 of The Securities Act, 1988 (Saskatchewan), as amended (the “Saskatchewan Act”) provides that where an offering memorandum (such as the Newco Documents) or any amendment to it is sent or delivered to a purchaser and it contains a Misrepresentation, a purchaser that purchases a security covered by the offering memorandum or any amendment to it is deemed to have relied upon that Misrepresentation, if it was a Misrepresentation at the time of purchase, and has a right of action for rescission against the issuer or a selling security holder on whose behalf the distribution is made or has a right of action for damages against:

a)	the issuer or a selling security holder on whose behalf the distribution is made;

b)	every promoter and director of the issuer or the selling security holder, as the case may be, at the time the offering memorandum or any amendment to it was sent or delivered;

c)	every person or company whose consent has been filed respecting the offering, but only with respect to reports, opinions or statements that have been made by them;

d)	every person who or company that, in addition to the persons or companies mentioned in (a) to (c) above, signed the offering memorandum or the amendment to the offering memorandum; and

e)	every person who or company that sells securities on behalf of the issuer or selling security holder under the offering memorandum or amendment to the offering memorandum.

Such rights of rescission and damages are subject to certain limitations including the following:

a)	if the purchaser elects to exercise its right of rescission against the issuer or selling security holder, it shall have no right of action for damages against that party;

b)	in an action for damages, a defendant will not be liable for all or any portion of the damages that he, she or it proves do not represent the depreciation in value of the securities resulting from the Misrepresentation relied on;

c)	no person or company, other than the issuer or a selling security holder, will be liable for any part of the offering memorandum or any amendment to it not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company failed to conduct a reasonable investigation sufficient to provide reasonable grounds for a belief that there had been no Misrepresentation or believed that there had been a Misrepresentation;

d)	in no case shall the amount recoverable exceed the price at which the securities were offered; and

e)	no person or company is liable in an action for rescission or damages if that person or company proves that the purchaser purchased the securities with knowledge of the Misrepresentation.

In addition, no person or company, other than the issuer or selling security holder, will be liable if the person or company proves that:

a)	the offering memorandum or any amendment to it was sent or delivered without the person’s or company’s knowledge or consent and that, on becoming aware of it being sent or delivered, that person or company gave reasonable general notice that it was so sent or delivered; or

b)	with respect to any part of the offering memorandum or any amendment to it purporting to be made on the authority of an expert, or purporting to be a copy of, or an extract from, a report, an opinion or a statement of an expert, that person or company had no reasonable grounds to believe and did not believe that there had been a Misrepresentation, the part of the offering memorandum or any amendment to it did not fairly represent the report, opinion or statement of the expert, or was not a fair copy of, or an extract from, the report, opinion or statement of the expert.

Not all defences upon which we or others may rely are described herein. Please refer to the full text of the Saskatchewan Act for a complete listing.

Similar rights of action for damages and rescission are provided in section 138.1 of the Saskatchewan Act in respect of a Misrepresentation in advertising and sales literature disseminated in connection with an offering of securities.

Section 138.2 of the Saskatchewan Act also provides that where an individual makes a verbal statement to a prospective purchaser that contains a Misrepresentation relating to the security purchased and the verbal statement is made either before or contemporaneously with the purchase of the security, the purchaser is deemed to have relied on the Misrepresentation, if it was a Misrepresentation at the time of purchase, and has a right of action for damages against the individual who made the verbal statement.

Section 141(1) of the Saskatchewan Act provides a purchaser with the right to void the purchase agreement and to recover all money and other consideration paid by the purchaser for the securities if the securities are sold in contravention of the Saskatchewan Act, the regulations to the Saskatchewan Act or a decision of the Saskatchewan Financial Services Commission.

Section 141(2) of the Saskatchewan Act also provides a right of action for rescission or damages to a purchaser of securities to whom an offering memorandum or any amendment to it was not sent or delivered prior to or at the same time as the purchaser enters into an agreement to purchase the securities, as required by Section 80.1 of the Saskatchewan Act.

The rights of action for damages or rescission under the Saskatchewan Act are in addition to and do not derogate from any other right which a purchaser may have at law.

Section 147 of the Saskatchewan Act provides that no action shall be commenced to enforce any of the foregoing rights more than:

a)	in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or

b)	in the case of any other action, other than an action for rescission, the earlier of: (i) one year after the plaintiff first had knowledge of the facts giving rise to the cause of action; or (ii) six years after the date of the transaction that gave rise to the cause of action.

The Saskatchewan Act also provides a purchaser that has received an amended offering memorandum delivered in accordance with subsection 80.1(3) of the Saskatchewan Act has a right to withdraw from the agreement to purchase the securities by delivering a notice to the person who or company that is selling the securities, indicating the purchaser’s intention not to be bound by the purchase agreement, provided such notice is delivered by the purchaser within two business days of receiving the amended offering memorandum.

Newfoundland and Labrador Purchasers

Purchasers of the Shares resident in Newfoundland and Labrador will be entitled to a contractual right of action for damages or rescission in circumstances where the Newco Documents or any amendment hereto contains a Misrepresentation in the same manner and to the same extent as the statutory rights provided to purchasers resident in Ontario (described above).

Manitoba and Prince Edward Island Purchasers

In Manitoba, the Securities Act (Manitoba) and in Prince Edward Island, the Securities Act (Prince Edward Island) provides a statutory right of action for damages or rescission to purchasers resident in Manitoba and Prince Edward Island, respectively, in circumstances where the Newco Documents or an amendment hereto contains a Misrepresentation, which rights are similar, but not identical, to the rights available to Ontario purchasers.

The foregoing summary is subject to the express provisions of the OSA, the Securities Act (Nova Scotia), the Securities Act (New Brunswick), the Securities Act, 1988 (Saskatchewan), the Securities Act (Manitoba) and the Securities Act (Prince Edward Island), respectively, and the rules, regulations and other instruments thereunder, and reference is made to the complete text of such provisions. Such provisions may contain limitations and statutory defences on which the Issuer and others, if any, may rely.

The rights of action for damages or rescission discussed above are in addition to, and without derogation from, any other right or remedy which purchasers may have at law.